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                                                               EXHIBIT (h)(5)(b)

[LOGO] American General
       Life Companies

                               November ___, 2010

Fidelity Variable Insurance Products Fund I, II, III and V
500 Salem Street
OS2N1 Smithfield, RI 02917

Re:      (1)      Participation Agreement dated May 1, 1995 among American
                  International Life Assurance Company of New York ("AI Life"),
                  Variable Insurance Products Fund, and Fidelity Distributors
                  Corporation ("Fidelity VIP I Participation Agreement")
         (2)      Participation Agreement dated February 2, 1998 among AI Life,
                  Variable Insurance Products Fund II, and Fidelity Distributors
                  Corporation ("Fidelity VIP II Participation Agreement")
         (3)      Participation Agreement dated January 1, 2001 among AI Life,
                  Variable Insurance Products Fund III, and Fidelity
                  Distributors Corporation ("Fidelity VIP III Participation
                  Agreement")
         (4)      Sub-License Agreement dated January 1, 2001 between AI Life and Fidelity Distributors Corporation ("Sub-License
                  Agreement")
         (5)      Information Sharing and Restricted Trading Agreement dated
                  April 16, 2007 between Fidelity Distributors Corporation and
                  AI Life ("Rule 22c-2 Agreement") (Fidelity VIP I Participation
                  Agreement, Fidelity VIP II Participation Agreement, Fidelity
                  VIP III Participation Agreement, Sub-License Agreement and
                  Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Section 12.8 of the Fidelity VIP I Participation Agreement, Fidelity VIP II Participation Agreement and Fidelity VIP III Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Rule 22c-2 Agreement to USL.

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019

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         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact and


AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------
    Rodney E. Rishel                           Lauren W. Jones
    Senior Vice President                      Assistant Secretary

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------
    Rodney E. Rishel                           Lauren W. Jones
    Senior Vice President                      Assistant Secretary

Consented to, Acknowledged and Agreed:

FIDELITY DISTRIBUTORS CORPORATION


By:
   ----------------------------------
    Name:
    Title:

VARIABLE INSURANCE PRODUCTS FUND


By:
   ----------------------------------
    Name:
    Title:

VARIABLE INSURANCE PRODUCTS FUND II


By:
   ----------------------------------
    Name:
    Title:

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VARIABLE INSURANCE PRODUCTS FUND III


By:
   ----------------------------------
    Name:
    Title:

VARIABLE INSURANCE PRODUCTS FUND V


By:
   ----------------------------------
    Name:
    Title: